Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Elon Musk, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Tesla, Inc. on Form 10-Q for the quarterly period ended June 30, 2019, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tesla, Inc.

Date: July 28, 2019	/s/ Elon Musk
Elon Musk
Chief Executive Officer
(Principal Executive Officer)

I, Zachary J. Kirkhorn, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Tesla, Inc. on Form 10-Q for the quarterly period ended June 30, 2019, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tesla, Inc.

Date: July 28, 2019	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn
Chief Financial Officer
(Principal Financial Officer)